Filed pursuant to Rule 433(d)
Registration Statement No. 333-131637

PRELIMINARY TERM SHEET

Renaissance Mortgage Acceptance Corp. 2006-4 Home Equity Loan Asset-Backed Notes, Series 2006-4 $608,438,000 Offered Notes (Approximate)

Delta Funding Corporation (Originator) Renaissance REIT Investment Corp. (Seller) Renaissance Mortgage Acceptance Corp. (Depositor)

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Structure Overview

To 10% Optional Termination
Offered Notes
Class	Approx. Size ($) (1)(2)	Type	Coupon Type	Est. WAL(3) (yrs)	Est. Prin. Window(3) (mos)	Expected Final Maturity(3)	Stated Final Maturity(4)	Expected Ratings (S&P/Moody’s)
AV-1	$ 34,400,000	Senior / Sequential	Floating	0.86	1-22	10/25/2008	January 2037	AAA/Aaa
AV-2	$ 23,900,000	Senior / Sequential	Floating	3.00	22-54	06/25/2011	January 2037	AAA/Aaa
AV-3	$ 16,700,000	Senior / Sequential	Floating	6.70	54-102	06/25/2015	January 2037	AAA/Aaa
AF-1	$177,200,000	Senior / Sequential	Fixed	1.00	1-22	10/25/2008	January 2037	AAA/Aaa
AF-2	$ 41,600,000	Senior / Sequential	Fixed	2.00	22-27	03/25/2009	January 2037	AAA/Aaa
AF-3	$100,800,000	Senior / Sequential	Fixed	3.00	27-52	04/25/2011	January 2037	AAA/Aaa
AF-4	$ 31,300,000	Senior / Sequential	Fixed	Not Marketed Hereby			January 2037	AAA/Aaa
AF-5	$ 50,662,000	Senior / Sequential	Fixed				January 2037	AAA/Aaa
AF-6	$ 35,000,000	Senior / NAS	Fixed	6.54	39-102	06/25/2015	January 2037	AAA/Aaa
M-1	$ 20,313,000	Subordinate	Fixed	5.66	38-102	06/25/2015	January 2037	AA+/Aa1
M-2	$ 19,063,000	Subordinate	Fixed	5.66	37-102	06/25/2015	January 2037	AA/Aa2
M-3	$ 11,563,000	Subordinate	Fixed	5.65	37-102	06/25/2015	January 2037	AA/Aa3
M-4	$ 9,687,000	Subordinate	Fixed	5.65	37-102	06/25/2015	January 2037	A+/A1
M-5	$ 8,750,000	Subordinate	Fixed	5.65	37-102	06/25/2015	January 2037	A/A2
M-6	$ 7,812,000	Subordinate	Fixed	5.65	37-102	06/25/2015	January 2037	A-/A3
M-7	$ 7,500,000	Subordinate	Fixed	5.65	37-102	06/25/2015	January 2037	BBB+/Baa1
M-8	$ 5,938,000	Subordinate	Fixed	5.65	37-102	06/25/2015	January 2037	BBB/Baa2
M-9	$ 6,250,000	Subordinate	Fixed	5.65	37-102	06/25/2015	January 2037	BBB-/Baa3

Adjustable Rate Mortgage Loans	28% CPR
Fixed Rate Mortgage Loans	23% HEP

(1)	Note sizes are subject to a variance of +/- 5%.
(2)	Note sizes are subject to final rating agency approval.
(3)	Calculated based on the Pricing Speed.
(4)	The stated final maturity date was determined by adding one month to the latest maturity date of the Mortgage Loans expected to be acquired by the Trust.

Structure Overview - Offered Notes

To Maturity
Class	Approx. Size ($) (1)(2)	Type	Coupon Type	Est. WAL(3) (yrs)	Est. Prin. Window(3) (mos)	Expected Final Maturity(3)	Stated Final Maturity(4)	Expected Ratings (S&P/Moody’s)
Offered Notes
AV-1	$ 34,400,000	Senior / Sequential	Floating	0.86	1-22	10/25/2008	January 2037	AAA/Aaa
AV-2	$ 23,900,000	Senior / Sequential	Floating	3.00	22-54	06/25/2011	January 2037	AAA/Aaa
AV-3	$ 16,700,000	Senior / Sequential	Floating	7.42	54-222	06/25/2025	January 2037	AAA/Aaa
AF-1	$177,200,000	Senior / Sequential	Fixed	1.00	1-22	10/25/2008	January 2037	AAA/Aaa
AF-2	$ 41,600,000	Senior / Sequential	Fixed	2.00	22-27	03/25/2009	January 2037	AAA/Aaa
AF-3	$100,800,000	Senior / Sequential	Fixed	3.00	27-52	04/25/2011	January 2037	AAA/Aaa
AF-4	$ 31,300,000	Senior / Sequential	Fixed	Not Marketed Hereby			January 2037	AAA/Aaa
AF-5	$ 50,662,000	Senior / Sequential	Fixed				January 2037	AAA/Aaa
AF-6	$ 35,000,000	Senior / NAS	Fixed	6.70	39-218	02/25/2025	January 2037	AAA/Aaa
M-1	$ 20,313,000	Subordinate	Fixed	6.25	38-183	03/25/2022	January 2037	AA+/Aa1
M-2	$ 19,063,000	Subordinate	Fixed	6.22	37-175	07/25/2021	January 2037	AA/Aa2
M-3	$ 11,563,000	Subordinate	Fixed	6.19	37-166	10/25/2020	January 2037	AA/Aa3
M-4	$ 9,687,000	Subordinate	Fixed	6.16	37-159	03/25/2020	January 2037	A+/A1
M-5	$ 8,750,000	Subordinate	Fixed	6.12	37-152	08/25/2019	January 2037	A/A2
M-6	$ 7,812,000	Subordinate	Fixed	6.08	37-145	01/25/2019	January 2037	A-/A3
M-7	$ 7,500,000	Subordinate	Fixed	6.02	37-137	05/25/2018	January 2037	BBB+/Baa1
M-8	$ 5,938,000	Subordinate	Fixed	5.93	37-128	08/25/2017	January 2037	BBB/Baa2
M-9	$ 6,250,000	Subordinate	Fixed	5.80	37-118	10/25/2016	January 2037	BBB-/Baa3

Adjustable Rate Mortgage Loans	28% CPR
Fixed Rate Mortgage Loans	23% HEP

(1)	Note sizes are subject to a variance of +/- 5%.
(2)	Note sizes are subject to final rating agency approval.
(3)	Calculated based on the Pricing Speed
(4)	The stated final maturity date was determined by adding one month to the latest maturity date of the Mortgage Loans expected to be acquired by the Trust.

Transaction Summary
Transaction:	Renaissance Home Equity Loan Asset-Backed Notes, Series 2006-4.

Notes Offered:
The “Class A Notes” or “Senior Notes” will consist of the Class AV-1, Class AV-2, Class AV-3, Class AF-1 Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Notes. The “Subordinate Notes” will consist of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Notes. The Senior Notes and the Subordinate Notes are collectively referred to herein as the “Offered Notes.”

Group I Notes:	The “Group I Notes” will consist of the Class AV-1, Class AV-2 and Class AV-3 Notes.

Group II Notes:	The “Group II Notes” will consist of the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Notes.

Floating Rate Notes:	The “Floating Rate Notes” will consist of the Group I Notes.

Fixed Rate Notes:	The “Fixed Rate Notes” will consist of the Group II Notes and Subordinate Notes.

Issuer:	Renaissance Home Equity Loan Trust 2006-4.

Originator:	Delta Funding Corporation.

Seller:	Renaissance REIT Investment Corp.

Servicer:	Ocwen Loan Servicing, LLC.

Master Servicer, Securities Administrator and Custodian:	Wells Fargo Bank, N.A.

Indenture Trustee:	HSBC Bank USA, National Association.

Swap Counterparty:	[TBD]

Servicing Fee:
With respect to each Payment Date, the Servicer will be entitled to a fee equal to 1/12 of 0.50% of the aggregate principal balance of the Mortgage Loans (the “Servicing Fee”), plus any reimbursable amounts.

Master Servicing Fee:
With respect to each Payment Date, the Master Servicer will be entitled to a fee equal to 1/12 of [0.015]% of the aggregate principal balance of the Mortgage Loans (the “Master Servicing Fee”). The fees of the Indenture Trustee and the Securities Administrator will be paid by the Master Servicer from the Master Servicing Fee.

Co-Lead Underwriters:	Greenwich Capital Markets, Inc. and Deutsche Bank Securities, Inc..

Co-Manager:	J.P. Morgan Securities Inc , Banc of America Securities LLC and Citigroup Global Markets Inc.

Pricing Date:	Week of November 27, 2006.

Settlement Date:	On or about December 28, 2006.

Record Date:
For the Floating Rate Notes, the Business Day immediately preceding the Payment Date. For the Fixed Rate Notes, the last business day of the month preceding the month in which such Payment Date occurs.

Payment Date:	For the Offered Notes, the 25th of each month, or the next succeeding Business Day (First Payment Date: January 25, 2007).

Transaction Summary
Cut-Off Date:	For each Mortgage Loan in the mortgage pool on the Closing Date, the later of (i) the origination date of the Mortgage Loan or (ii) December 1, 2006.

Interest Accrual Period:
The interest accrual period with respect to the Floating Rate Notes for a given Payment Date will be the period beginning on the previous Payment Date (or, in the case of the first Payment Date, the Closing Date) and ending on the day prior to such Payment Date (on an actual/360 basis).
The interest accrual period for the Fixed Rate Notes with respect to any Payment Date will be the calendar month preceding such Payment Date (based on a 360-day year consisting of twelve 30-day months).

Accrued Interest:
The Floating Rate Notes will settle with no accrued interest. The Fixed Rate Notes will settle with accrued interest. The price to be paid by investors for the Fixed Rate Notes will include accrued interest from December 1, 2006, up to, but not including, the Settlement Date.

Delay Days:	0 days on the Floating Rate Notes. 24 days on the Fixed Rate Notes.

Rating Agencies:	Standard and Poor’s Rating Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”).

Expected Ratings:	It is anticipated that the Offered Notes will be rated as follows:

Class	S&P	Moody’s
AV-1	AAA	Aaa
AV-2	AAA	Aaa
AV-3	AAA	Aaa
AF-1	AAA	Aaa
AF-2	AAA	Aaa
AF-3	AAA	Aaa
AF-4	AAA	Aaa
AF-5	AAA	Aaa
AF-6	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
M-7	BBB+	Baa1
M-8	BBB	Baa2
M-9	BBB-	Baa3

Transaction Summary
Initial and Additional Mortgage Loans:
As of December 1, 2006, the aggregate scheduled principal balance of the mortgage loans described herein will be approximately $545,230,100, consisting of approximately (i) $476,541,303 of fixed-rate Mortgage Loans (the “Initial Fixed-Rate Mortgage Loans”) and (ii) approximately $68,688,797 of adjustable-rate Mortgage Loans (the “Initial Adjustable-Rate Mortgage Loans,” and together with the Initial Fixed-Rate Mortgage Loans, the “Initial Mortgage Loans”). See attached collateral descriptions for more information.
On or prior to the Closing Date, approximately $79,769,900 of additional mortgage loans having similar characteristics to the Initial Mortgage Loans will be added to the trust, consisting of (i) approximately $73,458,697 of additional fixed-rate Mortgage Loans (the “Additional Fixed-Rate Mortgage Loans”) and (ii) approximately $6,311,203 of additional adjustable-rate Mortgage Loans (the “Additional Adjustable-Rate Mortgage Loans,” and together with the Additional Fixed-Rate Mortgage Loans, the “Additional Mortgage Loans”). On the Closing Date, the Initial Mortgage Loans and the Additional Mortgage Loans will be the “Closing Date Mortgage Loans.”

Clearing:	DTC, Euroclear or Clearstream.

SMMEA Eligibility:	The Offered Notes will NOT constitute “mortgage related securities” for purposes of SMMEA.

ERISA Eligibility:	The Offered Notes are expected to be ERISA eligible.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Tax Status:	It is anticipated that for federal income tax purposes the Offered Notes will be characterized as debt instruments.

Transaction Summary
Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee and (ii) the Master Servicing Fee.

Note Rate:
The monthly Note Rate for the Group I Notes on each Payment Date is the least of (i) the applicable formula rate, (ii) 14.00% and (iii) the related Available Funds Rate.

The formula rate for the Floating Rate Notes will be 1-Month LIBOR plus a margin which will be set at pricing.
The monthly Note Rate for the Fixed Rate Notes will be the fixed rate determined at the time of pricing.

After the Optional Redemption Date, if the Seller fails to exercise its right to redeem the Notes, the coupons on any then outstanding Notes will increase according to the following:

Class	After Optional Redemption Date
Class AV-1	LIBOR + 2 * Initial Margin
Class AV-2	LIBOR + 2 * Initial Margin
Class AV-3	LIBOR + 2 * Initial Margin
Class AF-1	Initial Coupon + [0.50]%
Class AF-2	Initial Coupon + [0.50]%
Class AF-3	Initial Coupon + [0.50]%
Class AF-4	Initial Coupon + [0.50]%
Class AF-5	Initial Coupon + [0.50]%
Class AF-6	Initial Coupon + [0.50]%
Class M-1	Initial Coupon + [0.50]%
Class M-2	Initial Coupon + [0.50]%
Class M-3	Initial Coupon + [0.50]%
Class M-4	Initial Coupon + [0.50]%
Class M-5	Initial Coupon + [0.50]%
Class M-6	Initial Coupon + [0.50]%
Class M-7	Initial Coupon + [0.50]%
Class M-8	Initial Coupon + [0.50]%
Class M-9	Initial Coupon + [0.50]%

Group I Available Funds Rate:
As to any Payment Date and the Group I Notes, a rate per annum (adjusted for the actual number of days in the related Interest Accrual Period) equal to the product of (x) a fraction, expressed as a percentage, the numerator of which is the amount of interest received on the Group I Mortgage Loans during the related Due Period minus (i) the servicing fee and master servicing fee with respect to each Group I Mortgage Loan and any other amounts reimbursable to the Seller, Depositor, Servicer, Master Servicer, Securities Administrator, Owner Trustee or Indenture Trustee and (ii) an amount equal to any net swap payment or swap termination payment, if any, payable by the Trust (other than swap termination payments resulting from a Swap Counterparty trigger event), and the denominator of which is the aggregate Note Balance of the Group I Notes immediately prior to such Payment Date, and (y) 12.

Transaction Summary
Basis Risk Shortfall Amount:
The “Basis Risk Shortfall Amount” for any Payment Date and Class of Notes is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class without regard to the related Available Funds Rate over (b) the amount of interest accrued on such Class based on the related Available Funds Rate and (ii) the unpaid portion of any related Basis Risk Shortfall Amount from the prior Payment Date together with accrued interest at the related Note Rate (without regard to the Available Funds Rate). Any Basis Risk Shortfall Amount will be paid on such Payment Date or future Payment Dates to the extent of funds available.

Credit Enhancement:
Credit Enhancement for the Notes will be provided by:
➢  Excess Interest
➢  Overcollateralization
➢  Subordination
Class A Notes are senior to the Subordinate Notes; Subordinate Notes with a higher numerical designation are subordinate to those Subordinate Notes with a lower numerical designation
➢  Net swap payments received from the Swap Counterparty (if any).

Credit Enhancement Percentages:

Class	Rating	Initial Credit Enhancement	Target Credit Enhancement
Class A	AAA/Aaa	18.150%	36.300%
Class M-1	AA+/Aa1	14.900%	29.800%
Class M-2	AA/Aa2	11.850%	23.700%
Class M-3	AA/Aa3	10.000%	20.000%
Class M-4	A+/A1	8.450%	16.900%
Class M-5	A/A2	7.050%	14.100%
Class M-6	A-/A3	5.800%	11.600%
Class M-7	BBB+/Baa1	4.600%	9.200%
Class M-8	BBB/Baa2	3.650%	7.300%
Class M-9	BBB-/Baa3	2.650%	5.300%

Transaction Summary
Senior Enhancement Percentage:
The “Senior Enhancement Percentage” for a Payment Date is equal to (i) the sum of (a) the aggregate note balance of the Subordinate Notes and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Excess Interest:
For each Payment Date, to the extent of funds available, the interest received or advanced on the Mortgage Loans plus net swap payments received under the Swap Agreement, if any, minus the sum of (i) the Servicing Fee and the Master Servicing Fee paid in respect of the Mortgage Loans, (ii) the current and unpaid interest and principal on the Class A Notes and current interest and principal on the Subordinate Notes and (iii) net swap payments due the Swap Counterparty, if any.

Overcollateralization Amount:
On any Payment Date, the “Overcollateralization Amount” will be the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate note balance of the Offered Notes after giving effect to the payment of principal on that Payment Date. On any Payment Date on which the Overcollateralization Amount does not equal the Required Overcollateralization Amount, Excess Interest, to the extent available, will be paid as principal to the Noteholders then entitled to payments of principal to increase the Overcollateralization Amount to the Required Overcollateralization Amount.

OC Floor:	Means an amount equal to 0.50% of the aggregate principal balance of the Closing Date Mortgage Loans as of the related Cut-off Date.

Required Overcollateralization Amount:
On any Payment Date on which a Cumulative Loss Event or a Delinquency Event has not occurred, the Required Overcollateralization Amount is equal to:

(i)  prior to the Stepdown Date, 2.65% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date
(ii)  on or after the Stepdown Date, the greater of:
(a) the lesser of:
i.  2.65% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date; and
ii.  5.30% of the aggregate principal balance of the Mortgage Loans as of the end of the related Due Period; or
(b) the OC Floor.

On any Payment Date during the continuance of (a) a Delinquency Event (whether or not a Cumulative Loss Event is continuing), the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the immediately preceding Payment Date or (b) a Cumulative Loss Event (and a Delinquency Event is not then continuing), the Required Overcollateralization Amount will equal the lesser of (i) the Required Overcollateralization Amount as of the preceding Payment Date and (ii) 10.60% of the aggregate pool balance of the Mortgage Loans as of the end of the related Due Period. Under no circumstance shall the Required Overcollateralization Amount be less than the OC Floor.

Transaction Summary
Subordination Required Overcollateralization Amount:
On any Payment Date on or after the Stepdown Date on which a Delinquency Event is not in effect, the Subordination Required Overcollateralization Amount is equal to the Required Overcollateralization Amount determined without regard to the OC Floor minimum, otherwise, the Subordination Required Overcollateralization Amount is equal to the Required Overcollateralization Amount.

Delinquency Event:
A “Delinquency Event” shall have occurred and be continuing, if, at any time, (i) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the Mortgage Loans that are (a) 60+ days delinquent (including those mortgage loans that are in bankruptcy or foreclosure) or (b) REO properties, as of the last day of the related prepayment period and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period exceeds (ii) 44.08% of the Senior Enhancement Percentage.

Cumulative Loss Event:
A Cumulative Loss Event will be in effect if cumulative net losses as a percentage of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date exceed the applicable percentages below during the related period of time:

Payment Dates 25-36:	1.00% for the first month plus an additional 1/12th of 1.30% for each month thereafter.
Payment Dates 37-48:	2.30% for the first month plus an additional 1/12th of 1.60% for each month thereafter.
Payment Dates 49-60:	3.90% for the first month plus an additional 1/12th of 1.25% for each month thereafter.
Payment Dates 61-72:	5.15% for the first month plus an additional 1/12th of 0.85% for each month thereafter.
Payment Dates 73-84:	6.00% for the first month plus an additional 1/12th of 0.25% for each month thereafter.
Payment Dates 85 and
Thereafter:	6.25%

Trigger Event:	The continuance of either a Delinquency Event or a Cumulative Loss Event.

Stepdown Date:
The earlier to occur of
(i) the first Payment Date after the Payment Date on which the aggregate note balance of the Class A Notes has been reduced to zero and
(ii) the later to occur of
(x) the Payment Date occurring in January 2010 and
(y) the first Payment Date on which the Senior Enhancement Percentage is greater than or equal to 36.30%.

Transaction Summary
Subordination Increase Amount:	As to any Payment Date, the lesser of the Subordination Deficiency and Excess Interest.

Subordination Deficiency:
As to any Payment Date, the excess, if any, of the Required Overcollateralization Amount over the Overcollateralization Amount after giving effect to the payment of principal from the Mortgage Loans (but prior to the payment of any Subordination Increase Amount).

Excess Overcollateralization Amount:
As to any Payment Date, the lesser of (i) the principal payments received on the Mortgage Loans and (ii) the excess, if any, of the Overcollateralization Amount over the Required Overcollateralization Amount (assuming 100% of the principal payments received on the Mortgage Loans are paid to the Offered Notes).

Delinquency Advances:
For any month, if the Servicer receives a payment on a Mortgage Loan that is less than the full scheduled payment, or if no payment is received at all, the Servicer will advance its own funds to cover that shortfall. However, the Servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that Mortgage Loan. The Servicer is entitled to be reimbursed for these advances, therefore, these advances are not a form of credit enhancement.

Servicing Advances:
The Servicer will pay all out-of-pocket costs related to its obligations, including, but not limited to: (a) expenses in connection with a foreclosed Mortgage Loan prior to the liquidation of that Mortgage Loan, (b) the costs of any judicial proceedings, including foreclosures and (c) the cost of managing and liquidating property acquired in relation to the Mortgage Loans, as long as it deems such costs to be recoverable. The Servicer is entitled to be reimbursed for these advances, therefore, these advances are not a form of credit enhancement.

Due Period:
With respect to each Payment Date, the period from and including the second day of the month preceding the month of the applicable Payment Date to and including the first day of the month of that Payment Date.

Prepayment Period:
As to any Payment Date and any principal prepayment in full received on a mortgage loan, the period from the 16th day of the calendar month preceding the month in which that Payment Date occurs (or in the case of the first Payment Date, from the Cut-off Date) through the 15th day of the month in which that Payment Date occurs. As to any Payment Date and any principal prepayment in part received on a mortgage loan, the calendar month preceding that Payment Date.

Compensating Interest:
With respect to any Payment Date, the Servicer is obligated to offset any Prepayment Interest Shortfalls with Compensating Interest to the extent of its aggregate Servicing Fee. The Master Servicer is obligated to reduce a portion of its Master Servicing Fee for the related Payment Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicer.

Prepayment Interest Shortfalls:	With respect to any Payment Date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments during the related Prepayment Period.

Allocation of Losses:
Losses not covered by other available credit enhancement will be allocated to the Subordinate
Notes in the reverse order of payment priority, first, to the Class M-9 Notes, second, to the Class M-8 Notes, third, to the Class M-7 Notes, fourth, to the Class M-6 Notes, fifth, to the Class M-5 Notes, sixth, to the Class M-4 Notes, seventh, to the Class M-3 Notes, eighth, to the Class M-2 Notes and ninth, to the Class M-1 Notes.

Transaction Summary
Swap Agreement:
On the Closing Date, the Trust will enter into an agreement with the Swap Counterparty pursuant to which on each Distribution Date from the second Distribution Date through the 37th Distribution Date, the Trust will be obligated to pay the Swap Counterparty an amount equal to the product of (x) [ ]% divided by 12, and, (y) the swap notional amount, and the Trust will be entitled to receive from the Swap Counterparty an amount equal to the product of (x) One-Month LIBOR (as determined pursuant to the swap agreement), (y) the swap notional amount , and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Only the net amount of the two obligations above will be paid by the appropriate party. To the extent that the Trust is obliged to make a payment to the Swap Counterparty on a Distribution Date (other than any swap termination payment triggered by a Swap Counterparty trigger event), amounts otherwise available to noteholders will be applied to make such payment. Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including unpaid swap termination payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date, other than any swap termination payment triggered by a Swap Counterparty trigger event. To the extent that the Swap Counterparty is obliged to make a swap payment to the Trust, any swap payment will be used according to the priorities set forth under Priority of Payments.

Upon early termination of the swap agreement, the Trust or the Swap Counterparty may be liable to make a termination payment (the “swap termination payment”) to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement. In the event that the Trust is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to noteholders.

Swap Schedule
Distribution Date	Scheduled Notional Swap Balance ($)	Distribution Date	Scheduled Notional Swap Balance ($)
1	N/A	20	31,314,512.47
2	71,633,349.55	21	29,906,153.47
3	68,417,524.36	22	28,560,987.29
4	65,345,778.47	23	27,276,183.87
5	62,411,667.20	24	25,404,102.74
6	59,609,033.80	25	15,328,982.02
7	56,931,996.52	26	14,639,184.82
8	54,374,936.38	27	13,980,352.54
9	51,932,485.45	28	13,351,097.95
10	49,599,515.62	29	12,750,095.84
11	47,371,127.93	30	12,176,080.28
12	45,242,642.31	31	11,627,841.98
13	43,209,587.84	32	11,104,225.74
14	41,267,693.37	33	10,604,128.05
15	39,412,878.67	34	10,126,494.77
16	37,641,245.84	35	9,670,318.93
17	35,949,071.23	36	6,358,072.83
18	34,332,797.62	37	0.00
19	32,789,026.80

Transaction Summary
Priority of Payments:
On each Payment Date, amounts in the payment account (excluding prepayment charges) will be paid as follows:

1.  To pay the Swap Counterparty any net swap payment owed to the Swap Counterparty, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement.
2.  To pay interest on the Class A Notes on a pro rata basis based on the entitlement of such class, including any accrued Interest Carryover Shortfall Amounts from a prior Payment Date, (first from the related loan group, then from the other loan group if necessary), and then, excluding any accrued Interest Carryover Shortfall Amounts from prior Payment Dates, to pay interest to the Subordinate Notes, sequentially.
3.  To the Class A Notes, as described below, an amount up to the Senior Principal Payment Amount for the Payment Date, excluding any Subordination Increase Amount included in that amount.
4.  To the Subordinate Notes, to pay the respective Class M Principal Payment Amount, excluding any Subordination Increase Amount, sequentially, until each such class is reduced to zero.
5.  From Excess Interest, if any, to the Offered Notes, the Subordination Increase Amount for the applicable Payment Date, allocated in the order of priority set forth in clauses 3 and 4 above.
6.  From Excess Interest, if any, to pay the Interest Carryover Shortfall Amounts and Principal Carryover Shortfall Amounts, in that order, on the Subordinate Notes, sequentially.
7.  From Excess Interest, if any, to pay the Basis Risk Shortfall Amounts, first, to the Class A Notes, on a pro rata basis, then sequentially, to the Subordinate Notes.
8.  From Excess Interest, if any, to pay interest accrued on any Principal Carryover Shortfall Amounts sequentially to the Subordinate Notes.
9.  To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty as a result of a Swap Counterparty trigger event.
10.  To pay any remaining amount to the Class N Notes and the Owner Trust Certificates in accordance with the Indenture.

Transaction Summary
Interest Carryover Shortfall:
As to any Class of Notes the sum of (i) the excess, if any, of the sum of (x) the interest accrued at the related Note Rate and (y) any outstanding Interest Carryover Shortfall with respect to that Class on the preceding Payment Date, over the amount in respect of interest that is actually paid to holders of such Class on the preceding Payment Date plus (ii) interest on such excess at the applicable Note Rate.

Principal Carryover Shortfall:
As to any class of Subordinate Notes and any Payment Date, the excess, if any, of (i) the sum of (x) the amount of reduction in the Class Note Balance of that class and (y) the amount of any reductions on prior Payment Dates over (ii) the amount paid on prior Payment Dates in respect of the reductions contemplated by clause (i) allocated to that Class of Notes on prior Payment Dates.

Aggregate Principal Amount:	Means, as to any Payment Date, the sum of the Basic Principal Amounts for each mortgage loan group.

Basic Principal Amount:
As to any Payment Date, an amount equal to the sum of the following amounts, without duplication, with respect to the mortgage loans in each mortgage loan group: (1) each payment of principal on a mortgage loan due during the related Due Period and received by the Servicer; (2) the net liquidation proceeds allocable to principal, any recoveries and all full and partial principal prepayments received by the Servicer during the related Prepayment Period; (3) the portion of the purchase price allocable to principal of all repurchased defective mortgage loans with respect to that Payment Date; (4) any substitution adjustment amounts received on or prior to the previous determination date and not yet paid; and (5) any monthly advances with respect to scheduled payments of principal due during the related Due Period.

Principal Payment Amount:
Means, with respect to any Payment Date, the lesser of (1) the aggregate class note balances of the Offered Notes immediately preceding that Payment Date and (2) the sum of (x) the Aggregate Principal Amount for that Payment Date minus the Excess Overcollateralization Amount, if any, for that Payment Date and (y) the Subordination Increase Amount, if any, for that Payment Date.

Senior Principal Payment Amount:
Means, with respect to (a) any Payment Date prior to the Stepdown Date or during the continuation of a Delinquency Event, the lesser of (1) 100% of the Principal Payment Amount and (2) the aggregate class note balances of the Senior Notes immediately prior to that Payment Date, and (b) any other Payment Date, the lesser of (1) the Principal Payment Amount and (2) the excess, if any, of (x) the aggregate balance of the Senior Notes immediately prior to that Payment Date over (y) the lesser of (A) 69.00% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Payment Date and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Group I Parity Amount:
Means, with respect to any Payment Date, the greater of (i) zero and (ii) the excess, if any, of (x) the class note balance of the Group I Notes, immediately prior to that Payment Date over (y) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period.

Transaction Summary
Group I Principal Payment Amount:
Means, with respect to any Payment Date, the lesser of (A) the greatest of (1) the product of (x) the Senior Principal Payment Amount for that Payment Date and (y) a fraction, the numerator of which is the excess of (i) the aggregate principal balance of the Group I Mortgage Loans as of the first day of the related Due Period, over (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period, and the denominator of which is the excess of (i) the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period, over (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, (2) the Group I Parity Amount and (3) the excess of (i) the Senior Principal Payment Amount for that Payment Date over (ii) the aggregate note balance of the Group II Notes immediately prior to that Payment Date and (B) the aggregate balance of the Group I Notes immediately prior to that Payment Date.
With respect to the Group I Notes, all principal payments will be paid sequentially as follows:
1. To the Class AV-1 Notes, until the Note Balance has been reduced to zero.
2. To the Class AV-2 Notes, until the Note Balance has been reduced to zero.
3. To the Class AV-3 Notes, until the Note Balance has been reduced to zero.

Notwithstanding the foregoing, on any Payment Date on or after which the aggregate Note Balance of the Subordinate Notes has been reduced to zero, principal will be allocated to the Group I Notes on a pro-rata basis.

Group II Principal Payment Amount:	Means, with respect to any Payment Date, the excess of (1) the Senior Principal Payment Amount for that Payment Date over (2) the Group I Principal Payment Amount for the Payment Date

With respect to the Group II Notes, all principal payments will be paid sequentially as follows:
1. To the Class AF-6 Notes, an amount equal to Class AF-6 Lockout Payment Amount.
2. To the Class AF-1 Notes, until the Note Balance has been reduced to zero
3. To the Class AF-2 Notes, until the Note Balance has been reduced to zero.
4. To the Class AF-3 Notes, until the Note Balance has been reduced to zero.
5. To the Class AF-4 Notes, until the Note Balance has been reduced to zero.
6. To the Class AF-5 Notes, until the Note Balance has been reduced to zero.
7. To the Class AF-6 Notes, until the Note Balance has been reduced to zero.

Notwithstanding the foregoing, on any Payment Date on or after which the aggregate Note Balance of the Subordinate Notes has been reduced to zero, principal will be allocated to the Group II Notes on a pro-rata basis.

Class AF-6 Calculation Percentage:
For any Payment Date, the fraction, expressed as a percentage, the numerator of which is the class note balance of the Class AF-6 Notes and the denominator of which is the aggregate note balance of the Group II Notes, in each case before giving effect to payments of principal on that Payment Date.

Class AF-6 Lockout Payment Amount:
For any Payment Date, an amount equal to the product of (1) the applicable Class AF-6 Lockout Percentage for that Payment Date, (2) the Class AF-6 Calculation Percentage for that Payment Date and (3) the Group II Principal Payment Amount for that Payment Date but in no event will the Class AF-6 Lockout Payment Amount exceed (a) the outstanding class note balance of the Class AF-6 Notes, or (b) the Group II Principal Payment Amount for that Payment Date.

Class AF-6 Lockout Percentage:	For each Payment Date will be as follows:

Payment Date	Lockout Percentage
1 to 36	0%
37 to 60	45%
61 to 72	80%
73 to 84	100%
85 and thereafter	300%

Transaction Summary
Class M-1 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date, and
(ii)  the note balance of the Class M-1 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  75.50% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the elated Due Period minus the OC Floor.

Class M-2 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A and Class M-1 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A or Class M-1 Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date, and
(iii)  the note balance of the Class M-2 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  81.60% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-3 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1 and Class M-2 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1 or Class M-2 Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  85.30% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-4 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2 and Class M-3 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2 or Class M-3 Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  88.40% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-5 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3 or Class M-4 Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,
(vi)  the note balance of the Class M-5 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  91.20% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-6 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4 or Class M-5 Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,
(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;
(vii)  the note balance of the Class M-6 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  93.70% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-7 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 or Class M-6 Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,
(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;
(vii)  the note balance of the Class M-6 Notes after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date;
(viii)  the note balance of the Class M-7 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  96.10% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-8 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 or Class M-7 Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account Payments of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,
(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;
(vii)  the note balance of the Class M-6 Notes after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date;
(viii)  the note balance of the Class M-7 Notes after taking into account payment of the Class M-7 Principal Payment Amount for the applicable Payment Date;
(ix)  the note balance of the Class M-8 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  98.00% of the balance of the Mortgage Loans as of the last day of the related due period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-9 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 or Class M-8 Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account Payments of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,
(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;
(vii)  the note balance of the Class M-6 Notes after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date;
(viii)  the note balance of the Class M-7 Notes after taking into account payment of the Class M-7 Principal Payment Amount for the applicable Payment Date;
(ix)  the note balance of the Class M-8 Notes after taking into account payment of the Class M-8 Principal Payment Amount for the applicable Payment Date;
(x)  the note balance of the Class M-9 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  the balance of the Mortgage Loans as of the last day of the related due period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Optional Redemption:
The terms of the transaction allow for redemption of the Offered Notes, which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date.

  DESCRIPTION OF THE COLLATERAL

TOTAL MORTGAGE LOANS

As of December 1, 2006

		Minimum	Maximum
Scheduled Principal Balance	$545,230,100	$23,293	$920,000
Average Scheduled Principal Balance	$155,647
Number of Mortgage Loans	3,503

Weighted Average Gross Coupon	8.81%	5.85%	14.34%
Weighted Average FICO Score	613	427	880
Weighted Average Combined Original LTV	74.37%	6.47%	100.00%

Weighted Average Original Term	339 months	60 months	360 months
Weighted Average Stated Remaining Term	339 months	58 months	360 months
Weighted Average Seasoning	1 months	0 months	4 months

Weighted Average Gross Margin	4.92%	1.79%	8.54%
Weighted Average Minimum Interest Rate	9.19%	5.99%	12.64%
Weighted Average Maximum Interest Rate	16.19%	12.99%	19.64%
Weighted Average Initial Rate Cap	3.00%	3.00%	3.10%
Weighted Average Subsequent Rate Cap	1.00%	1.00%	1.00%
Weighted Average Months to Roll	30 months	22 months	36 months

Maturity Date		Oct 1 2011	Dec 1 2036
Maximum Zip Code Concentration	1.38%	11236

ARM	12.60%	Full	66.13%
Fixed Rate	87.40%	Limited	10.35%
		No Income Verification	17.34%
2/28 ARM	5.06%	Stated Income	6.18%
2/28 ARM IO	0.04%
3/27 ARM	7.36%	Cash Out Refinance	58.82%
3/27 ARM IO	0.14%	Debt Consolidation	28.76%
Fixed Rate	50.46%	Purchase	6.51%
Fixed Rate IO	0.42%	Rate/Term Refinance	5.91%
Stepped Fixed	36.52%
		Condominium	4.96%
Interest Only	0.60%	Five-Eight Family	1.48%
Not Interest Only	99.40%	Mixed-Use	1.83%
		Single Family	76.96%
Prepay Penalty: N/A	28.61%	Two-Four Family	14.77%
Prepay Penalty: 12 months	27.00%
Prepay Penalty: 18 months	0.05%	Non-owner	5.94%
Prepay Penalty: 24 months	3.70%	Primary	94.06%
Prepay Penalty: 30 months	1.09%
Prepay Penalty: 36 months	39.57%	Top 5 States:
		New York	26.52%
First Lien	95.98%	Florida	12.12%
Second Lien	4.02%	New Jersey	6.58%
		Maryland	5.18%
		Illinois	5.13%

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	142	18,213,247.56	3.34%	8.925	333	65.06	631
20.01 -25.00	163	18,015,239.90	3.30%	8.886	315	67.73	618
25.01 -30.00	288	38,248,984.43	7.02%	8.842	328	73.67	620
30.01 -35.00	423	59,443,745.80	10.90%	8.908	330	72.77	614
35.01 -40.00	510	76,986,747.72	14.12%	8.797	340	74.56	616
40.01 -45.00	581	94,151,813.14	17.27%	8.898	340	74.66	609
45.01 -50.00	780	129,029,516.97	23.67%	8.813	343	78.88	616
50.01 -55.00	616	111,140,804.71	20.38%	8.651	344	72.45	602
Total	3,503	545,230,100.23	100.00%	8.811	339	74.37	613

Original Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	354	14,749,445.59	2.71%	10.471	289	63.60	599
50,000.01 - 100,000.00	1,089	81,877,573.99	15.02%	9.480	307	70.20	614
100,000.01 - 150,000.00	776	95,682,868.63	17.55%	9.224	328	71.77	599
150,000.01 - 200,000.00	422	72,925,914.18	13.38%	8.796	340	74.15	609
200,000.01 - 250,000.00	260	58,069,136.56	10.65%	8.644	348	74.87	609
250,000.01 - 300,000.00	193	52,964,321.11	9.71%	8.714	353	75.01	600
300,000.01 - 350,000.00	121	39,475,598.90	7.24%	8.435	353	75.63	619
350,000.01 - 400,000.00	108	40,822,442.02	7.49%	8.362	355	78.37	614
400,000.01 - 450,000.00	72	30,654,865.34	5.62%	8.191	356	77.32	629
450,000.01 - 500,000.00	46	22,021,269.00	4.04%	8.176	358	80.59	624
500,000.01 - 550,000.00	35	18,340,495.91	3.36%	7.661	359	83.66	653
550,000.01 - 600,000.00	10	5,888,629.00	1.08%	8.464	359	84.45	664
600,000.01 - 650,000.00	8	5,094,800.00	0.93%	8.208	355	84.29	633
650,000.01 - 700,000.00	3	2,025,000.00	0.37%	7.823	359	78.07	634
700,000.01 - 750,000.00	4	2,917,740.00	0.54%	7.034	350	64.34	625
750,000.01 - 800,000.00	1	800,000.00	0.15%	6.990	359	70.80	642
900,000.01 - 950,000.00	1	920,000.00	0.17%	6.790	359	80.00	757
Total	3,503	545,230,100.23	100.00%	8.811	339	74.37	613

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	355	14,799,433.33	2.71%	10.478	290	63.58	599
50,000.01 - 100,000.00	1,088	81,827,586.25	15.01%	9.478	307	70.21	614
100,000.01 - 150,000.00	776	95,682,868.63	17.55%	9.224	328	71.77	599
150,000.01 - 200,000.00	422	72,925,914.18	13.38%	8.796	340	74.15	609
200,000.01 - 250,000.00	260	58,069,136.56	10.65%	8.644	348	74.87	609
250,000.01 - 300,000.00	193	52,964,321.11	9.71%	8.714	353	75.01	600
300,000.01 - 350,000.00	121	39,475,598.90	7.24%	8.435	353	75.63	619
350,000.01 - 400,000.00	108	40,822,442.02	7.49%	8.362	355	78.37	614
400,000.01 - 450,000.00	72	30,654,865.34	5.62%	8.191	356	77.32	629
450,000.01 - 500,000.00	46	22,021,269.00	4.04%	8.176	358	80.59	624
500,000.01 - 550,000.00	35	18,340,495.91	3.36%	7.661	359	83.66	653
550,000.01 - 600,000.00	10	5,888,629.00	1.08%	8.464	359	84.45	664
600,000.01 - 650,000.00	8	5,094,800.00	0.93%	8.208	355	84.29	633
650,000.01 - 700,000.00	3	2,025,000.00	0.37%	7.823	359	78.07	634
700,000.01 - 750,000.00	4	2,917,740.00	0.54%	7.034	350	64.34	625
750,000.01 - 800,000.00	1	800,000.00	0.15%	6.990	359	70.80	642
900,000.01 - 950,000.00	1	920,000.00	0.17%	6.790	359	80.00	757
Total	3,503	545,230,100.23	100.00%	8.811	339	74.37	613

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	33	9,065,408.00	1.66%	5.982	323	68.97	702
6.000 - 6.499	72	19,055,095.88	3.49%	6.359	343	67.59	676
6.500 - 6.999	206	44,672,803.42	8.19%	6.815	332	71.48	673
7.000 - 7.499	192	36,047,384.12	6.61%	7.300	329	71.37	658
7.500 - 7.999	332	62,331,655.01	11.43%	7.802	332	71.85	633
8.000 - 8.499	320	57,178,766.42	10.49%	8.294	339	73.87	624
8.500 - 8.999	439	79,184,132.79	14.52%	8.788	344	76.90	610
9.000 - 9.499	384	60,681,040.14	11.13%	9.281	343	76.84	591
9.500 - 9.999	512	73,254,130.93	13.44%	9.791	342	76.94	581
10.000 -10.499	307	37,572,689.02	6.89%	10.263	341	75.32	575
10.500 -10.999	330	37,123,131.54	6.81%	10.746	340	75.21	562
11.000 -11.499	167	14,189,008.33	2.60%	11.243	343	72.65	555
11.500 -11.999	107	8,380,168.36	1.54%	11.771	334	74.16	569
12.000 -12.499	53	3,831,829.23	0.70%	12.242	335	69.98	586
12.500 -12.999	29	1,774,028.32	0.33%	12.745	322	85.37	612
13.000 -13.499	12	585,650.00	0.11%	13.284	304	94.11	636
13.500 -13.999	6	238,204.95	0.04%	13.739	315	92.93	613
14.000 -14.499	2	64,973.77	0.01%	14.297	306	97.12	599
Total	3,503	545,230,100.23	100.00%	8.811	339	74.37	613

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	8	473,240.00	0.09%	8.839	59	42.39	685
61-120	99	6,842,661.10	1.26%	8.543	106	58.19	663
121-180	320	30,242,212.37	5.55%	8.326	170	67.95	650
181-240	154	14,385,566.17	2.64%	9.552	232	73.72	629
241-300	124	15,431,059.46	2.83%	8.853	282	72.83	640
301-360	2,798	477,855,361.13	87.64%	8.822	358	75.11	608
Total	3,503	545,230,100.23	100.00%	8.811	339	74.37	613

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	8	473,240.00	0.09%	8.839	59	42.39	685
61-120	99	6,842,661.10	1.26%	8.543	106	58.19	663
121-180	320	30,242,212.37	5.55%	8.326	170	67.95	650
181-240	154	14,385,566.17	2.64%	9.552	232	73.72	629
241-300	124	15,431,059.46	2.83%	8.853	282	72.83	640
301-360	2,798	477,855,361.13	87.64%	8.822	358	75.11	608
Total	3,503	545,230,100.23	100.00%	8.811	339	74.37	613

Seasoning (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	1,026	154,320,945.00	28.30%	8.648	335	73.08	614
1.000	1,797	282,370,782.98	51.79%	8.786	339	74.37	614
2.000	664	106,820,350.23	19.59%	9.104	342	76.13	607
3.000	12	1,157,577.65	0.21%	9.724	309	87.11	660
4.000	4	560,444.37	0.10%	8.443	318	67.83	643
Total	3,503	545,230,100.23	100.00%	8.811	339	74.37	613

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500 - 1.999	1	60,000.00	0.09%	5.990	359	19.35	711
2.500 - 2.999	6	1,515,153.51	2.21%	6.953	359	77.10	664
3.000 - 3.499	14	3,110,813.37	4.53%	7.514	359	75.07	617
3.500 - 3.999	26	5,977,029.88	8.70%	8.011	359	74.62	627
4.000 - 4.499	46	9,448,014.25	13.75%	8.521	359	76.28	600
4.500 - 4.999	88	17,185,744.29	25.02%	9.069	359	80.51	595
5.000 - 5.499	91	15,998,780.33	23.29%	9.531	357	80.46	577
5.500 - 5.999	60	7,750,587.92	11.28%	10.128	359	76.91	570
6.000 - 6.499	39	4,702,906.59	6.85%	10.483	355	78.12	553
6.500 - 6.999	28	2,326,484.45	3.39%	11.031	359	72.08	541
7.000 - 7.499	7	547,282.84	0.80%	11.360	359	84.56	551
8.500 - 8.999	1	66,000.00	0.10%	12.640	359	55.00	524
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	1	60,000.00	0.09%	5.990	359	19.35	711
6.500 - 6.999	6	1,515,153.51	2.21%	6.953	359	77.10	664
7.000 - 7.499	5	1,312,464.80	1.91%	7.395	359	67.80	601
7.500 - 7.999	23	5,395,765.25	7.86%	7.783	359	80.63	630
8.000 - 8.499	33	7,278,869.68	10.60%	8.308	359	75.29	613
8.500 - 8.999	68	13,995,924.61	20.38%	8.813	359	80.03	596
9.000 - 9.499	74	14,346,577.06	20.89%	9.278	357	81.91	594
9.500 - 9.999	89	12,442,348.33	18.11%	9.740	359	77.24	568
10.000 -10.499	43	6,197,103.40	9.02%	10.280	359	79.32	561
10.500 -10.999	41	4,423,106.55	6.44%	10.737	355	70.46	544
11.000 -11.499	18	1,375,584.24	2.00%	11.242	359	72.04	545
11.500 -11.999	5	279,900.00	0.41%	11.777	359	63.52	566
12.500 -12.999	1	66,000.00	0.10%	12.640	359	55.00	524
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
12.500 -12.999	1	60,000.00	0.09%	5.990	359	19.35	711
13.500 -13.999	6	1,515,153.51	2.21%	6.953	359	77.10	664
14.000 -14.499	5	1,312,464.80	1.91%	7.395	359	67.80	601
14.500 -14.999	23	5,395,765.25	7.86%	7.783	359	80.63	630
15.000 -15.499	33	7,278,869.68	10.60%	8.308	359	75.29	613
15.500 -15.999	68	13,995,924.61	20.38%	8.813	359	80.03	596
16.000 -16.499	74	14,346,577.06	20.89%	9.278	357	81.91	594
16.500 -16.999	89	12,442,348.33	18.11%	9.740	359	77.24	568
17.000 -17.499	43	6,197,103.40	9.02%	10.280	359	79.32	561
17.500 -17.999	41	4,423,106.55	6.44%	10.737	355	70.46	544
18.000 -18.499	18	1,375,584.24	2.00%	11.242	359	72.04	545
18.500 -18.999	5	279,900.00	0.41%	11.777	359	63.52	566
19.500 -19.999	1	66,000.00	0.10%	12.640	359	55.00	524
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	420	44,485,559.37	8.16%	8.586	310	38.36	623
50.00- 54.99	164	21,315,375.80	3.91%	8.774	330	52.15	591
55.00- 59.99	177	27,586,704.41	5.06%	8.444	328	57.21	602
60.00- 64.99	209	29,125,713.97	5.34%	8.410	337	62.23	615
65.00- 69.99	265	43,499,846.63	7.98%	8.807	338	66.89	603
70.00- 74.99	428	66,553,872.79	12.21%	8.741	345	71.34	606
75.00- 79.99	425	69,912,307.26	12.82%	8.715	339	76.36	603
80.00	428	70,349,426.65	12.90%	9.021	348	80.00	597
80.01- 84.99	114	17,100,091.35	3.14%	8.593	329	83.57	626
85.00- 89.99	266	49,028,457.19	8.99%	8.669	344	85.88	617
90.00- 94.99	282	47,862,248.52	8.78%	8.943	342	90.40	624
95.00- 99.99	115	21,763,149.48	3.99%	9.210	347	95.76	642
100.00	210	36,647,346.81	6.72%	9.493	344	100.00	645
Total	3,503	545,230,100.23	100.00%	8.811	339	74.37	613

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	207	32,392,855.10	5.94%	9.464	352	71.38	643
Primary	3,296	512,837,245.13	94.06%	8.770	338	74.56	611
Total	3,503	545,230,100.23	100.00%	8.811	339	74.37	613

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	174	27,036,726.41	4.96%	9.037	344	78.33	614
Five-Eight Family	25	8,088,500.00	1.48%	9.707	359	65.58	671
Mixed-Use	41	9,955,898.21	1.83%	10.094	355	67.89	660
Single Family	2,961	419,625,477.72	76.96%	8.900	335	74.43	608
Two-Four Family	302	80,523,497.89	14.77%	8.024	353	74.40	625
Total	3,503	545,230,100.23	100.00%	8.811	339	74.37	613

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	2,112	320,722,593.89	58.82%	8.779	339	71.36	609
Debt Consolidation	938	156,785,989.02	28.76%	8.762	334	77.63	614
Purchase	213	35,477,771.39	6.51%	9.315	358	84.49	630
Rate/Term Refinance	240	32,243,745.93	5.91%	8.807	336	77.32	621
Total	3,503	545,230,100.23	100.00%	8.811	339	74.37	613

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full	2,510	360,538,909.07	66.13%	8.736	334	73.37	608
Limited	326	56,425,947.29	10.35%	8.817	349	77.88	615
No Income Verification	480	94,567,235.24	17.34%	9.013	346	76.87	622
Stated Income	187	33,698,008.63	6.18%	9.039	349	72.08	631
Total	3,503	545,230,100.23	100.00%	8.811	339	74.37	613

Risk Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A+	2,104	340,857,940.01	62.52%	8.459	334	76.69	636
A1	557	91,860,686.90	16.85%	9.061	346	76.08	583
A2	225	31,874,308.71	5.85%	9.380	348	70.84	573
B1	166	20,674,382.14	3.79%	9.558	340	67.17	567
B2	137	19,444,685.91	3.57%	9.374	343	64.80	560
C	178	22,823,750.52	4.19%	10.031	347	64.68	550
D1	99	14,030,274.67	2.57%	10.023	349	61.14	569
D2	37	3,664,071.37	0.67%	10.846	353	48.80	578
Total	3,503	545,230,100.23	100.00%	8.811	339	74.37	613

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 ARM	165	27,580,529.84	5.06%	9.172	358	78.61	588
2/28 ARM IO	1	227,000.00	0.04%	9.390	359	100.00	580
3/27 ARM	238	40,123,767.59	7.36%	9.233	358	77.61	589
3/27 ARM IO	3	757,500.00	0.14%	7.852	359	85.89	626
Fixed Rate	2,111	275,120,497.23	50.46%	9.005	319	71.26	618
Fixed Rate IO	8	2,307,311.00	0.42%	7.069	359	79.74	663
Stepped Fixed	977	199,113,494.57	36.52%	8.430	359	77.28	613
Total	3,503	545,230,100.23	100.00%	8.811	339	74.37	613

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	13	1,017,401.98	0.19%	10.996	349	83.77	565
Arizona	59	8,692,166.78	1.59%	8.298	337	73.02	637
Arkansas	4	395,415.08	0.07%	8.887	358	75.90	577
California	87	17,617,273.25	3.23%	8.355	333	68.42	623
Colorado	26	4,282,560.00	0.79%	7.983	327	74.93	637
Connecticut	78	12,496,226.28	2.29%	8.733	339	72.60	617
Delaware	40	5,172,301.00	0.95%	8.387	298	72.30	636
Florida	461	66,069,680.09	12.12%	8.854	341	73.46	600
Georgia	148	14,977,935.26	2.75%	9.665	306	80.50	609
Idaho	1	217,000.00	0.04%	7.490	359	70.00	562
Illinois	180	27,968,320.55	5.13%	9.288	343	77.33	602
Indiana	11	1,313,705.00	0.24%	10.329	354	84.79	594
Kentucky	13	1,246,933.05	0.23%	9.043	338	79.16	627
Louisiana	18	1,629,850.00	0.30%	9.265	352	74.65	581
Maine	16	1,691,708.45	0.31%	9.763	355	64.90	546
Maryland	176	28,220,846.86	5.18%	9.012	343	73.32	603
Massachusetts	81	15,235,597.92	2.79%	9.281	340	72.64	604
Michigan	83	6,624,231.96	1.21%	9.991	338	77.45	586
Minnesota	39	4,686,311.50	0.86%	9.523	343	81.65	614
Missouri	47	4,881,961.13	0.90%	9.316	328	79.23	611
Nebraska	1	112,000.00	0.02%	10.090	335	80.00	533
Nevada	34	5,400,937.10	0.99%	8.038	315	76.72	673
New Hampshire	47	6,454,659.72	1.18%	8.465	321	73.21	643
New Jersey	172	35,857,825.71	6.58%	9.288	344	73.59	602
New Mexico	39	4,367,598.77	0.80%	9.581	285	82.49	630
New York	566	144,591,813.98	26.52%	8.120	350	72.56	621
North Carolina	122	15,549,652.30	2.85%	9.687	326	78.77	601
Ohio	116	9,701,542.68	1.78%	9.583	324	78.33	604
Oklahoma	51	3,751,794.62	0.69%	9.180	293	78.97	615
Oregon	21	3,407,262.94	0.62%	8.465	352	77.55	655
Pennsylvania	260	27,156,212.08	4.98%	9.158	342	75.22	609
Rhode Island	30	5,855,562.97	1.07%	9.031	342	75.52	619
South Carolina	67	7,318,272.27	1.34%	9.599	314	77.02	605
Tennessee	15	1,457,651.87	0.27%	9.468	359	85.31	572
Texas	47	5,517,787.49	1.01%	9.265	333	82.08	598
Vermont	24	3,350,512.00	0.61%	9.403	336	81.42	632
Virginia	177	23,200,233.31	4.26%	8.813	330	71.22	615
Washington	45	8,075,392.00	1.48%	8.139	334	73.80	625
Wisconsin	83	9,252,102.28	1.70%	9.408	318	80.95	604
Wyoming	5	413,860.00	0.08%	7.603	203	61.65	703
Total	3,503	545,230,100.23	100.00%	8.811	339	74.37	613

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	1,106	155,976,031.92	28.61%	9.408	335	75.34	602
Prepay Penalty: 12 months	605	147,190,395.80	27.00%	8.164	349	72.76	617
Prepay Penalty: 18 months	1	251,011.00	0.05%	9.640	359	68.77	604
Prepay Penalty: 24 months	135	20,165,761.60	3.70%	9.280	358	79.71	588
Prepay Penalty: 30 months	33	5,922,221.00	1.09%	9.657	340	83.05	600
Prepay Penalty: 36 months	1,623	215,724,678.91	39.57%	8.753	332	74.03	620
Total	3,503	545,230,100.23	100.00%	8.811	339	74.37	613

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	122	15,694,065.27	2.88%	10.036	352	65.37	485
500-524	282	38,239,814.96	7.01%	10.136	349	69.89	511
525-549	321	45,106,244.69	8.27%	9.626	346	68.97	536
550-574	447	68,614,802.35	12.58%	9.320	346	72.13	561
575-599	462	71,044,578.80	13.03%	9.086	342	76.08	587
600-624	501	78,247,555.17	14.35%	8.802	342	77.72	612
625-649	446	77,235,291.90	14.17%	8.460	342	77.33	636
650-674	328	55,515,472.86	10.18%	8.138	329	76.13	662
675-699	236	41,606,143.08	7.63%	7.989	331	78.66	687
700+	343	52,421,886.15	9.61%	7.610	311	71.17	748
None	15	1,504,245.00	0.28%	9.665	344	66.25	0
Total	3,503	545,230,100.23	100.00%	8.811	339	74.37	613

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	3,184	523,294,418.13	95.98%	8.733	340	74.18	612
Second Lien	319	21,935,682.10	4.02%	10.662	298	78.78	635
Total	3,503	545,230,100.23	100.00%	8.811	339	74.37	613

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	406	68,168,797.43	99.24%	9.194	358	78.01	588
3.100	1	520,000.00	0.76%	9.140	358	100.00	676
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	407	68,688,797.43	100.00%	9.194	358	78.18	589
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10/01/08	52	9,556,570.84	13.91%	9.068	358	78.63	592
11/01/08	98	15,603,954.00	22.72%	9.232	358	80.04	586
12/01/08	16	2,647,005.00	3.85%	9.216	360	71.98	579
08/01/09	1	152,589.01	0.22%	9.090	356	65.00	543
09/01/09	1	146,918.76	0.21%	10.990	357	70.00	520
10/01/09	89	15,247,355.82	22.20%	9.396	357	80.15	588
11/01/09	128	20,685,584.00	30.11%	9.127	359	76.56	591
12/01/09	22	4,648,820.00	6.77%	8.894	360	75.99	596
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

DESCRIPTION OF THE COLLATERAL

GROUP 1 Mortgage Loans
As of December 1, 2006

		Minimum	Maximum
Scheduled Principal Balance	$68,688,797	$39,978	$800,000
Average Scheduled Principal Balance	$168,769
Number of Mortgage Loans	407

Weighted Average Gross Coupon	9.19%	5.99%	12.64%
Weighted Average FICO Score	589	468	769
Weighted Average Combined Original LTV	78.18%	19.35%	100.00%

Weighted Average Original Term	359 months	96 months	360 months
Weighted Average Stated Remaining Term	358 months	94 months	360 months
Weighted Average Seasoning	1 month	0 months	4 months

Weighted Average Gross Margin	4.92%	1.79%	8.54%
Weighted Average Minimum Interest Rate	9.19%	5.99%	12.64%
Weighted Average Maximum Interest Rate	16.19%	12.99%	19.64%
Weighted Average Initial Rate Cap	3.00%	3.00%	3.10%
Weighted Average Subsequent Rate Cap	1.00%	1.00%	1.00%
Weighted Average Months to Roll	30 months	22 months	36 months

Maturity Date		Oct 1 2014	Dec 1 2036
Maximum Zip Code Concentration	1.33%	08721

ARM	100.00%	Full	52.75%
		Limited	11.53%
2/28 ARM	40.15%	No Income Verification	26.37%
2/28 ARM IO	0.33%	Stated Income	9.35%
3/27 ARM	58.41%
3/27 ARM IO	1.10%	Cash Out Refinance	60.21%
		Debt Consolidation	21.17%
Interest Only	1.43%	Purchase	15.72%
Not Interest Only	98.57%	Rate/Term Refinance	2.90%

Prepay Penalty: N/A	47.25%	Condominium	7.02%
Prepay Penalty: 12 months	5.14%	Single Family	77.04%
Prepay Penalty: 24 months	23.87%	Two-Four Family	15.94%
Prepay Penalty: 36 months	23.74%
		Non-owner	6.90%
First Lien	100.00%	Primary	93.10%

		Top 5 States:
		Florida	20.58%
		New Jersey	17.67%
		Maryland	10.32%
		Pennsylvania	9.77%
		Illinois	6.44%

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	14	1,688,488.81	2.46%	9.972	359	82.09	612
20.01 -25.00	14	1,710,064.90	2.49%	9.048	359	68.88	602
25.01 -30.00	26	3,901,344.00	5.68%	9.285	359	80.12	604
30.01 -35.00	59	9,020,098.37	13.13%	9.303	357	79.53	587
35.01 -40.00	68	11,493,022.78	16.73%	9.123	359	79.22	600
40.01 -45.00	71	12,576,238.34	18.31%	9.086	359	77.77	595
45.01 -50.00	75	13,840,661.97	20.15%	9.186	359	82.93	587
50.01 -55.00	80	14,458,878.26	21.05%	9.185	357	72.45	570
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Original Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	25	1,091,480.99	1.59%	10.588	359	66.76	568
50,000.01 - 100,000.00	99	7,388,112.87	10.76%	9.799	356	71.17	575
100,000.01 - 150,000.00	99	12,071,299.46	17.57%	9.644	357	74.04	574
150,000.01 - 200,000.00	63	10,951,731.37	15.94%	9.258	359	75.25	587
200,000.01 - 250,000.00	40	8,928,827.21	13.00%	9.125	359	81.14	578
250,000.01 - 300,000.00	30	8,223,446.81	11.97%	8.998	359	82.91	591
300,000.01 - 350,000.00	25	8,012,099.72	11.66%	9.001	358	79.53	596
350,000.01 - 400,000.00	8	3,088,670.00	4.50%	8.373	359	78.66	605
400,000.01 - 450,000.00	9	3,887,650.00	5.66%	8.435	359	83.51	600
450,000.01 - 500,000.00	3	1,417,000.00	2.06%	8.878	359	85.16	595
500,000.01 - 550,000.00	2	1,028,500.00	1.50%	9.066	358	95.06	642
550,000.01 - 600,000.00	3	1,799,979.00	2.62%	8.907	359	93.00	678
750,000.01 - 800,000.00	1	800,000.00	1.16%	6.990	359	70.80	642
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	25	1,091,480.99	1.59%	10.588	359	66.76	568
50,000.01 - 100,000.00	99	7,388,112.87	10.76%	9.799	356	71.17	575
100,000.01 - 150,000.00	99	12,071,299.46	17.57%	9.644	357	74.04	574
150,000.01 - 200,000.00	63	10,951,731.37	15.94%	9.258	359	75.25	587
200,000.01 - 250,000.00	40	8,928,827.21	13.00%	9.125	359	81.14	578
250,000.01 - 300,000.00	30	8,223,446.81	11.97%	8.998	359	82.91	591
300,000.01 - 350,000.00	25	8,012,099.72	11.66%	9.001	358	79.53	596
350,000.01 - 400,000.00	8	3,088,670.00	4.50%	8.373	359	78.66	605
400,000.01 - 450,000.00	9	3,887,650.00	5.66%	8.435	359	83.51	600
450,000.01 - 500,000.00	3	1,417,000.00	2.06%	8.878	359	85.16	595
500,000.01 - 550,000.00	2	1,028,500.00	1.50%	9.066	358	95.06	642
550,000.01 - 600,000.00	3	1,799,979.00	2.62%	8.907	359	93.00	678
750,000.01 - 800,000.00	1	800,000.00	1.16%	6.990	359	70.80	642
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	1	60,000.00	0.09%	5.990	359	19.35	711
6.500 - 6.999	6	1,515,153.51	2.21%	6.953	359	77.10	664
7.000 - 7.499	5	1,312,464.80	1.91%	7.395	359	67.80	601
7.500 - 7.999	23	5,395,765.25	7.86%	7.783	359	80.63	630
8.000 - 8.499	33	7,278,869.68	10.60%	8.308	359	75.29	613
8.500 - 8.999	68	13,995,924.61	20.38%	8.813	359	80.03	596
9.000 - 9.499	74	14,346,577.06	20.89%	9.278	357	81.91	594
9.500 - 9.999	89	12,442,348.33	18.11%	9.740	359	77.24	568
10.000 -10.499	43	6,197,103.40	9.02%	10.280	359	79.32	561
10.500 -10.999	41	4,423,106.55	6.44%	10.737	355	70.46	544
11.000 -11.499	18	1,375,584.24	2.00%	11.242	359	72.04	545
11.500 -11.999	5	279,900.00	0.41%	11.777	359	63.52	566
12.500 -12.999	1	66,000.00	0.10%	12.640	359	55.00	524
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	1	74,475.21	0.11%	9.490	94	75.00	521
181-240	1	148,800.00	0.22%	10.740	239	80.00	574
301-360	405	68,465,522.22	99.67%	9.190	359	78.18	589
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	1	74,475.21	0.11%	9.490	94	75.00	521
181-240	1	148,800.00	0.22%	10.740	239	80.00	574
301-360	405	68,465,522.22	99.67%	9.190	359	78.18	589
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Seasoning (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	38	7,295,825.00	10.62%	9.011	360	74.54	590
1.000	226	36,289,538.00	52.83%	9.172	359	78.06	589
2.000	141	24,803,926.66	36.11%	9.270	357	79.56	590
3.000	1	146,918.76	0.21%	10.990	357	70.00	520
4.000	1	152,589.01	0.22%	9.090	356	65.00	543
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500 - 1.999	1	60,000.00	0.09%	5.990	359	19.35	711
2.500 - 2.999	6	1,515,153.51	2.21%	6.953	359	77.10	664
3.000 - 3.499	14	3,110,813.37	4.53%	7.514	359	75.07	617
3.500 - 3.999	26	5,977,029.88	8.70%	8.011	359	74.62	627
4.000 - 4.499	46	9,448,014.25	13.75%	8.521	359	76.28	600
4.500 - 4.999	88	17,185,744.29	25.02%	9.069	359	80.51	595
5.000 - 5.499	91	15,998,780.33	23.29%	9.531	357	80.46	577
5.500 - 5.999	60	7,750,587.92	11.28%	10.128	359	76.91	570
6.000 - 6.499	39	4,702,906.59	6.85%	10.483	355	78.12	553
6.500 - 6.999	28	2,326,484.45	3.39%	11.031	359	72.08	541
7.000 - 7.499	7	547,282.84	0.80%	11.360	359	84.56	551
8.500 - 8.999	1	66,000.00	0.10%	12.640	359	55.00	524
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	1	60,000.00	0.09%	5.990	359	19.35	711
6.500 - 6.999	6	1,515,153.51	2.21%	6.953	359	77.10	664
7.000 - 7.499	5	1,312,464.80	1.91%	7.395	359	67.80	601
7.500 - 7.999	23	5,395,765.25	7.86%	7.783	359	80.63	630
8.000 - 8.499	33	7,278,869.68	10.60%	8.308	359	75.29	613
8.500 - 8.999	68	13,995,924.61	20.38%	8.813	359	80.03	596
9.000 - 9.499	74	14,346,577.06	20.89%	9.278	357	81.91	594
9.500 - 9.999	89	12,442,348.33	18.11%	9.740	359	77.24	568
10.000 -10.499	43	6,197,103.40	9.02%	10.280	359	79.32	561
10.500 -10.999	41	4,423,106.55	6.44%	10.737	355	70.46	544
11.000 -11.499	18	1,375,584.24	2.00%	11.242	359	72.04	545
11.500 -11.999	5	279,900.00	0.41%	11.777	359	63.52	566
12.500 -12.999	1	66,000.00	0.10%	12.640	359	55.00	524
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
12.500 -12.999	1	60,000.00	0.09%	5.990	359	19.35	711
13.500 -13.999	6	1,515,153.51	2.21%	6.953	359	77.10	664
14.000 -14.499	5	1,312,464.80	1.91%	7.395	359	67.80	601
14.500 -14.999	23	5,395,765.25	7.86%	7.783	359	80.63	630
15.000 -15.499	33	7,278,869.68	10.60%	8.308	359	75.29	613
15.500 -15.999	68	13,995,924.61	20.38%	8.813	359	80.03	596
16.000 -16.499	74	14,346,577.06	20.89%	9.278	357	81.91	594
16.500 -16.999	89	12,442,348.33	18.11%	9.740	359	77.24	568
17.000 -17.499	43	6,197,103.40	9.02%	10.280	359	79.32	561
17.500 -17.999	41	4,423,106.55	6.44%	10.737	355	70.46	544
18.000 -18.499	18	1,375,584.24	2.00%	11.242	359	72.04	545
18.500 -18.999	5	279,900.00	0.41%	11.777	359	63.52	566
19.500 -19.999	1	66,000.00	0.10%	12.640	359	55.00	524
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	24	2,738,350.00	3.99%	9.060	359	41.93	584
50.00- 54.99	9	1,137,950.00	1.66%	9.687	359	53.03	557
55.00- 59.99	16	2,773,125.00	4.04%	9.383	359	57.19	558
60.00- 64.99	16	2,107,892.56	3.07%	9.122	359	61.82	557
65.00- 69.99	31	3,939,150.79	5.73%	9.666	359	66.23	566
70.00- 74.99	57	7,883,116.06	11.48%	9.272	359	70.69	561
75.00- 79.99	59	10,064,218.41	14.65%	9.334	357	75.81	568
80.00	86	14,467,030.55	21.06%	9.055	357	80.00	590
80.01- 84.99	4	930,000.00	1.35%	8.574	359	82.16	569
85.00- 89.99	36	6,964,448.79	10.14%	8.872	359	85.56	606
90.00- 94.99	33	6,939,356.77	10.10%	9.019	359	90.34	623
95.00- 99.99	8	2,280,889.00	3.32%	9.404	359	97.37	640
100.00	28	6,463,269.50	9.41%	9.366	359	100.00	626
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	35	4,740,770.68	6.90%	9.328	359	74.66	632
Primary	372	63,948,026.75	93.10%	9.184	358	78.44	586
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	29	4,821,493.87	7.02%	9.130	359	83.79	602
Single Family	334	52,920,624.49	77.04%	9.248	358	77.31	583
Two-Four Family	44	10,946,679.07	15.94%	8.958	359	79.90	611
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	243	41,359,283.61	60.21%	9.105	359	76.90	588
Debt Consolidation	73	14,540,958.46	21.17%	9.325	356	76.66	572
Purchase	76	10,796,965.77	15.72%	9.249	359	85.88	619
Rate/Term Refinance	15	1,991,589.59	2.90%	9.778	359	74.21	573
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full	243	36,233,867.59	52.75%	9.328	358	76.53	569
Limited	44	7,918,028.22	11.53%	9.016	359	80.00	606
No Income Verification	82	18,111,440.92	26.37%	9.062	359	81.65	612
Stated Income	38	6,425,460.70	9.35%	9.031	359	75.46	615
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Risk Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A+	192	38,282,119.36	55.73%	8.877	359	82.28	609
A1	62	11,096,773.50	16.16%	9.167	359	79.46	568
A2	35	4,919,409.79	7.16%	9.683	359	75.76	567
B1	32	3,664,203.66	5.33%	9.669	354	72.81	552
B2	22	2,683,672.62	3.91%	9.677	359	66.31	544
C	31	4,081,130.39	5.94%	9.920	354	70.54	562
D1	23	3,099,188.11	4.51%	10.025	359	61.43	567
D2	10	862,300.00	1.26%	10.882	359	49.88	579
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 ARM	165	27,580,529.84	40.15%	9.172	358	78.61	588
2/28 ARM IO	1	227,000.00	0.33%	9.390	359	100.00	580
3/27 ARM	238	40,123,767.59	58.41%	9.233	358	77.61	589
3/27 ARM IO	3	757,500.00	1.10%	7.852	359	85.89	626
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	3	319,000.00	0.46%	10.724	359	97.24	612
California	4	1,276,250.00	1.86%	8.486	358	75.96	567
Colorado	2	388,565.00	0.57%	9.572	359	88.34	632
Connecticut	5	888,500.00	1.29%	9.113	359	67.98	584
Delaware	1	112,500.00	0.16%	10.715	359	75.00	504
Florida	75	14,132,913.23	20.58%	8.987	359	77.70	583
Georgia	5	680,454.03	0.99%	9.718	358	92.05	596
Idaho	1	217,000.00	0.32%	7.490	359	70.00	562
Illinois	24	4,426,461.99	6.44%	8.997	355	80.80	607
Indiana	1	79,950.00	0.12%	11.440	358	100.00	582
Kentucky	4	417,783.05	0.61%	9.638	359	82.40	656
Louisiana	3	299,650.00	0.44%	9.610	359	76.67	601
Maine	5	380,983.45	0.55%	10.321	358	52.71	546
Maryland	38	7,086,901.72	10.32%	9.032	359	76.10	595
Massachusetts	13	3,093,150.00	4.50%	9.148	359	75.44	572
Michigan	19	1,424,284.73	2.07%	9.899	358	79.73	562
Minnesota	9	1,615,209.26	2.35%	9.564	358	85.84	604
Missouri	2	296,685.92	0.43%	9.972	358	87.71	623
New Hampshire	6	870,963.29	1.27%	8.559	359	78.32	579
New Jersey	47	12,136,300.61	17.67%	9.037	359	78.81	591
New Mexico	3	379,800.00	0.55%	9.161	359	74.07	551
New York	6	1,493,336.16	2.17%	8.638	359	77.54	672
North Carolina	9	1,001,523.76	1.46%	9.424	359	65.51	578
Ohio	12	999,480.00	1.46%	9.728	358	75.33	573
Oklahoma	2	162,600.00	0.24%	9.798	358	84.46	564
Oregon	1	195,863.20	0.29%	8.040	358	80.00	722
Pennsylvania	55	6,709,120.60	9.77%	9.256	359	77.76	583
Rhode Island	3	679,400.00	0.99%	9.879	358	78.13	555
South Carolina	3	318,100.00	0.46%	9.411	359	66.50	600
Tennessee	3	205,224.39	0.30%	10.858	358	75.52	522
Texas	6	688,700.00	1.00%	10.366	359	76.99	565
Virginia	23	3,968,474.04	5.78%	9.603	354	80.79	588
Wisconsin	14	1,743,669.00	2.54%	10.029	359	83.20	589
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	174	32,455,100.86	47.25%	9.180	358	78.04	591
Prepay Penalty: 12 months	14	3,529,108.26	5.14%	8.913	358	72.59	602
Prepay Penalty: 24 months	108	16,397,765.60	23.87%	9.176	358	79.33	584
Prepay Penalty: 36 months	111	16,306,822.71	23.74%	9.301	359	78.52	587
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	5	950,964.80	1.38%	9.356	359	72.59	492
500-524	62	8,900,246.91	12.96%	9.942	356	72.52	510
525-549	54	8,166,272.30	11.89%	9.675	359	70.48	536
550-574	74	11,004,077.53	16.02%	9.352	357	72.10	560
575-599	71	11,081,637.68	16.13%	9.203	359	82.08	587
600-624	45	7,911,856.73	11.52%	9.079	359	82.14	611
625-649	44	10,430,828.99	15.19%	8.639	359	80.72	636
650-674	28	5,587,586.60	8.13%	8.710	359	87.76	663
675-699	13	3,437,679.57	5.00%	8.577	359	87.82	685
700+	9	1,026,081.32	1.49%	8.150	359	78.94	740
None	2	191,565.00	0.28%	9.235	359	62.34	0
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	407	68,688,797.43	100.00%	9.194	358	78.18	589
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	406	68,168,797.43	99.24%	9.194	358	78.01	588
3.100	1	520,000.00	0.76%	9.140	358	100.00	676
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	407	68,688,797.43	100.00%	9.194	358	78.18	589
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10/01/08	52	9,556,570.84	13.91%	9.068	358	78.63	592
11/01/08	98	15,603,954.00	22.72%	9.232	358	80.04	586
12/01/08	16	2,647,005.00	3.85%	9.216	360	71.98	579
08/01/09	1	152,589.01	0.22%	9.090	356	65.00	543
09/01/09	1	146,918.76	0.21%	10.990	357	70.00	520
10/01/09	89	15,247,355.82	22.20%	9.396	357	80.15	588
11/01/09	128	20,685,584.00	30.11%	9.127	359	76.56	591
12/01/09	22	4,648,820.00	6.77%	8.894	360	75.99	596
Total	407	68,688,797.43	100.00%	9.194	358	78.18	589

 DESCRIPTION OF THE COLLATERAL

GROUP 2 Mortgage Loans
As of December 1, 2006

		Minimum	Maximum
Scheduled Principal Balance	$476,541,303	$23,293	$920,000
Average Scheduled Principal Balance	$153,922
Number of Mortgage Loans	3,096

Weighted Average Gross Coupon	8.76%	5.85%	14.34%
Weighted Average FICO Score	616	427	880
Weighted Average Combined Original LTV	73.82%	6.47%	100.00%

Weighted Average Original Term	337 months	60 months	360 months
Weighted Average Stated Remaining Term	336 months	58 months	360 months
Weighted Average Seasoning	1 month	0 months	4 months

Maturity Date		Oct 1 2011	Dec 1 2036
Maximum Zip Code Concentration	1.58%	11236

Fixed Rate	100.00%	Full	68.05%
		Limited	10.18%
Fixed Rate	57.73%	No Income Verification	16.04%
Fixed Rate IO	0.48%	Stated Income	5.72%
Stepped Fixed	41.78%
		Cash Out Refinance	58.62%
Interest Only	0.48%	Debt Consolidation	29.85%
Not Interest Only	99.52%	Purchase	5.18%
		Rate/Term Refinance	6.35%
Prepay Penalty: N/A	25.92%
Prepay Penalty: 12 months	30.15%	Condominium	4.66%
Prepay Penalty: 18 months	0.05%	Five-Eight Family	1.70%
Prepay Penalty: 24 months	0.79%	Mixed-Use	2.09%
Prepay Penalty: 30 months	1.24%	Single Family	76.95%
Prepay Penalty: 36 months	41.85%	Two-Four Family	14.60%

First Lien	95.40%	Non-owner	5.80%
Second Lien	4.60%	Primary	94.20%

		Top 5 States:
		New York	30.03%
		Florida	10.90%
		New Jersey	4.98%
		Illinois	4.94%
		Maryland	4.43%

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	128	16,524,758.75	3.47%	8.818	330	63.32	633
20.01 -25.00	149	16,305,175.00	3.42%	8.869	311	67.61	620
25.01 -30.00	262	34,347,640.43	7.21%	8.792	324	72.93	622
30.01 -35.00	364	50,423,647.43	10.58%	8.838	325	71.57	619
35.01 -40.00	442	65,493,724.94	13.74%	8.740	337	73.74	619
40.01 -45.00	510	81,575,574.80	17.12%	8.869	337	74.18	611
45.01 -50.00	705	115,188,855.00	24.17%	8.768	341	78.40	620
50.01 -55.00	536	96,681,926.45	20.29%	8.571	341	72.44	606
Total	3,096	476,541,302.80	100.00%	8.756	336	73.82	616

Original Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	329	13,657,964.60	2.87%	10.462	284	63.35	601
50,000.01 - 100,000.00	990	74,489,461.12	15.63%	9.448	303	70.10	618
100,000.01 - 150,000.00	677	83,611,569.17	17.55%	9.164	324	71.44	603
150,000.01 - 200,000.00	359	61,974,182.81	13.00%	8.714	336	73.95	612
200,000.01 - 250,000.00	220	49,140,309.35	10.31%	8.556	346	73.73	615
250,000.01 - 300,000.00	163	44,740,874.30	9.39%	8.662	352	73.56	602
300,000.01 - 350,000.00	96	31,463,499.18	6.60%	8.291	352	74.64	625
350,000.01 - 400,000.00	100	37,733,772.02	7.92%	8.361	355	78.35	615
400,000.01 - 450,000.00	63	26,767,215.34	5.62%	8.156	356	76.42	633
450,000.01 - 500,000.00	43	20,604,269.00	4.32%	8.127	357	80.27	626
500,000.01 - 550,000.00	33	17,311,995.91	3.63%	7.577	359	82.98	654
550,000.01 - 600,000.00	7	4,088,650.00	0.86%	8.269	359	80.68	658
600,000.01 - 650,000.00	8	5,094,800.00	1.07%	8.208	355	84.29	633
650,000.01 - 700,000.00	3	2,025,000.00	0.42%	7.823	359	78.07	634
700,000.01 - 750,000.00	4	2,917,740.00	0.61%	7.034	350	64.34	625
900,000.01 - 950,000.00	1	920,000.00	0.19%	6.790	359	80.00	757
Total	3,096	476,541,302.80	100.00%	8.756	336	73.82	616

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	330	13,707,952.34	2.88%	10.469	284	63.32	601
50,000.01 - 100,000.00	989	74,439,473.38	15.62%	9.446	303	70.11	618
100,000.01 - 150,000.00	677	83,611,569.17	17.55%	9.164	324	71.44	603
150,000.01 - 200,000.00	359	61,974,182.81	13.00%	8.714	336	73.95	612
200,000.01 - 250,000.00	220	49,140,309.35	10.31%	8.556	346	73.73	615
250,000.01 - 300,000.00	163	44,740,874.30	9.39%	8.662	352	73.56	602
300,000.01 - 350,000.00	96	31,463,499.18	6.60%	8.291	352	74.64	625
350,000.01 - 400,000.00	100	37,733,772.02	7.92%	8.361	355	78.35	615
400,000.01 - 450,000.00	63	26,767,215.34	5.62%	8.156	356	76.42	633
450,000.01 - 500,000.00	43	20,604,269.00	4.32%	8.127	357	80.27	626
500,000.01 - 550,000.00	33	17,311,995.91	3.63%	7.577	359	82.98	654
550,000.01 - 600,000.00	7	4,088,650.00	0.86%	8.269	359	80.68	658
600,000.01 - 650,000.00	8	5,094,800.00	1.07%	8.208	355	84.29	633
650,000.01 - 700,000.00	3	2,025,000.00	0.42%	7.823	359	78.07	634
700,000.01 - 750,000.00	4	2,917,740.00	0.61%	7.034	350	64.34	625
900,000.01 - 950,000.00	1	920,000.00	0.19%	6.790	359	80.00	757
Total	3,096	476,541,302.80	100.00%	8.756	336	73.82	616

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	32	9,005,408.00	1.89%	5.982	323	69.30	702
6.000 - 6.499	72	19,055,095.88	4.00%	6.359	343	67.59	676
6.500 - 6.999	200	43,157,649.91	9.06%	6.810	331	71.28	673
7.000 - 7.499	187	34,734,919.32	7.29%	7.296	328	71.51	661
7.500 - 7.999	309	56,935,889.76	11.95%	7.803	329	71.02	633
8.000 - 8.499	287	49,899,896.74	10.47%	8.292	336	73.67	626
8.500 - 8.999	371	65,188,208.18	13.68%	8.783	340	76.23	613
9.000 - 9.499	310	46,334,463.08	9.72%	9.282	339	75.27	591
9.500 - 9.999	423	60,811,782.60	12.76%	9.801	339	76.87	584
10.000 -10.499	264	31,375,585.62	6.58%	10.259	338	74.53	578
10.500 -10.999	289	32,700,024.99	6.86%	10.747	338	75.85	565
11.000 -11.499	149	12,813,424.09	2.69%	11.243	341	72.72	556
11.500 -11.999	102	8,100,268.36	1.70%	11.770	333	74.53	569
12.000 -12.499	53	3,831,829.23	0.80%	12.242	335	69.98	586
12.500 -12.999	28	1,708,028.32	0.36%	12.749	320	86.54	615
13.000 -13.499	12	585,650.00	0.12%	13.284	304	94.11	636
13.500 -13.999	6	238,204.95	0.05%	13.739	315	92.93	613
14.000 -14.499	2	64,973.77	0.01%	14.297	306	97.12	599
Total	3,096	476,541,302.80	100.00%	8.756	336	73.82	616

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	8	473,240.00	0.10%	8.839	59	42.39	685
61-120	98	6,768,185.89	1.42%	8.532	106	58.00	665
121-180	320	30,242,212.37	6.35%	8.326	170	67.95	650
181-240	153	14,236,766.17	2.99%	9.539	232	73.65	630
241-300	124	15,431,059.46	3.24%	8.853	282	72.83	640
301-360	2,393	409,389,838.91	85.91%	8.760	358	74.59	611
Total	3,096	476,541,302.80	100.00%	8.756	336	73.82	616

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	8	473,240.00	0.10%	8.839	59	42.39	685
61-120	98	6,768,185.89	1.42%	8.532	106	58.00	665
121-180	320	30,242,212.37	6.35%	8.326	170	67.95	650
181-240	153	14,236,766.17	2.99%	9.539	232	73.65	630
241-300	124	15,431,059.46	3.24%	8.853	282	72.83	640
301-360	2,393	409,389,838.91	85.91%	8.760	358	74.59	611
Total	3,096	476,541,302.80	100.00%	8.756	336	73.82	616

Seasoning (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	988	147,025,120.00	30.85%	8.630	334	73.01	616
1.000	1,571	246,081,244.98	51.64%	8.729	337	73.82	617
2.000	523	82,016,423.57	17.21%	9.054	337	75.09	612
3.000	11	1,010,658.89	0.21%	9.540	302	89.59	680
4.000	3	407,855.36	0.09%	8.201	304	68.89	681
Total	3,096	476,541,302.80	100.00%	8.756	336	73.82	616

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	396	41,747,209.37	8.76%	8.555	307	38.13	626
50.00- 54.99	155	20,177,425.80	4.23%	8.723	329	52.10	593
55.00- 59.99	161	24,813,579.41	5.21%	8.339	324	57.22	607
60.00- 64.99	193	27,017,821.41	5.67%	8.355	335	62.26	620
65.00- 69.99	234	39,560,695.84	8.30%	8.721	336	66.95	607
70.00- 74.99	371	58,670,756.73	12.31%	8.670	343	71.43	612
75.00- 79.99	366	59,848,088.85	12.56%	8.611	336	76.45	609
80.00	342	55,882,396.10	11.73%	9.012	346	80.00	599
80.01- 84.99	110	16,170,091.35	3.39%	8.594	327	83.65	629
85.00- 89.99	230	42,064,008.40	8.83%	8.635	341	85.93	619
90.00- 94.99	249	40,922,891.75	8.59%	8.930	339	90.41	624
95.00- 99.99	107	19,482,260.48	4.09%	9.187	345	95.57	642
100.00	182	30,184,077.31	6.33%	9.520	340	100.00	649
Total	3,096	476,541,302.80	100.00%	8.756	336	73.82	616

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	172	27,652,084.42	5.80%	9.488	351	70.82	645
Primary	2,924	448,889,218.38	94.20%	8.711	335	74.00	614
Total	3,096	476,541,302.80	100.00%	8.756	336	73.82	616

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	145	22,215,232.54	4.66%	9.017	341	77.15	617
Five-Eight Family	25	8,088,500.00	1.70%	9.707	359	65.58	671
Mixed-Use	41	9,955,898.21	2.09%	10.094	355	67.89	660
Single Family	2,627	366,704,853.23	76.95%	8.849	331	74.01	611
Two-Four Family	258	69,576,818.82	14.60%	7.877	352	73.53	627
Total	3,096	476,541,302.80	100.00%	8.756	336	73.82	616

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,869	279,363,310.28	58.62%	8.731	336	70.54	612
Debt Consolidation	865	142,245,030.56	29.85%	8.705	331	77.73	618
Purchase	137	24,680,805.62	5.18%	9.344	358	83.89	635
Rate/Term Refinance	225	30,252,156.34	6.35%	8.743	335	77.52	624
Total	3,096	476,541,302.80	100.00%	8.756	336	73.82	616

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full	2,267	324,305,041.48	68.05%	8.670	331	73.02	612
Limited	282	48,507,919.07	10.18%	8.785	347	77.53	617
No Income Verification	398	76,455,794.32	16.04%	9.001	343	75.74	624
Stated Income	149	27,272,547.93	5.72%	9.041	347	71.29	635
Total	3,096	476,541,302.80	100.00%	8.756	336	73.82	616

Risk Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A+	1,912	302,575,820.65	63.49%	8.407	331	75.98	640
A1	495	80,763,913.40	16.95%	9.047	344	75.61	585
A2	190	26,954,898.92	5.66%	9.325	346	69.94	575
B1	134	17,010,178.48	3.57%	9.534	337	65.95	570
B2	115	16,761,013.29	3.52%	9.325	341	64.55	562
C	147	18,742,620.13	3.93%	10.055	346	63.41	547
D1	76	10,931,086.56	2.29%	10.022	347	61.06	569
D2	27	2,801,771.37	0.59%	10.835	351	48.47	578
Total	3,096	476,541,302.80	100.00%	8.756	336	73.82	616

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Fixed Rate	2,111	275,120,497.23	57.73%	9.005	319	71.26	618
Fixed Rate IO	8	2,307,311.00	0.48%	7.069	359	79.74	663
Stepped Fixed	977	199,113,494.57	41.78%	8.430	359	77.28	613
Total	3,096	476,541,302.80	100.00%	8.756	336	73.82	616

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	10	698,401.98	0.15%	11.121	344	77.61	544
Arizona	59	8,692,166.78	1.82%	8.298	337	73.02	637
Arkansas	4	395,415.08	0.08%	8.887	358	75.90	577
California	83	16,341,023.25	3.43%	8.344	331	67.83	627
Colorado	24	3,893,995.00	0.82%	7.824	324	73.60	637
Connecticut	73	11,607,726.28	2.44%	8.704	338	72.95	620
Delaware	39	5,059,801.00	1.06%	8.335	296	72.24	638
Florida	386	51,936,766.86	10.90%	8.818	337	72.31	605
Georgia	143	14,297,481.23	3.00%	9.662	304	79.95	610
Illinois	156	23,541,858.56	4.94%	9.343	341	76.67	602
Indiana	10	1,233,755.00	0.26%	10.257	354	83.80	594
Kentucky	9	829,150.00	0.17%	8.744	327	77.53	612
Louisiana	15	1,330,200.00	0.28%	9.187	350	74.19	577
Maine	11	1,310,725.00	0.28%	9.601	353	68.45	546
Maryland	138	21,133,945.14	4.43%	9.005	338	72.38	606
Massachusetts	68	12,142,447.92	2.55%	9.315	336	71.92	613
Michigan	64	5,199,947.23	1.09%	10.017	332	76.83	593
Minnesota	30	3,071,102.24	0.64%	9.501	334	79.45	619
Missouri	45	4,585,275.21	0.96%	9.274	326	78.68	610
Nebraska	1	112,000.00	0.02%	10.090	335	80.00	533
Nevada	34	5,400,937.10	1.13%	8.038	315	76.72	673
New Hampshire	41	5,583,696.43	1.17%	8.451	315	72.41	653
New Jersey	125	23,721,525.10	4.98%	9.417	337	70.92	608
New Mexico	36	3,987,798.77	0.84%	9.621	278	83.29	638
New York	560	143,098,477.82	30.03%	8.114	350	72.51	621
North Carolina	113	14,548,128.54	3.05%	9.705	323	79.68	603
Ohio	104	8,702,062.68	1.83%	9.566	320	78.67	607
Oklahoma	49	3,589,194.62	0.75%	9.152	290	78.73	617
Oregon	20	3,211,399.74	0.67%	8.491	352	77.40	651
Pennsylvania	205	20,447,091.48	4.29%	9.126	336	74.38	618
Rhode Island	27	5,176,162.97	1.09%	8.920	339	75.17	627
South Carolina	64	7,000,172.27	1.47%	9.608	312	77.50	605
Tennessee	12	1,252,427.48	0.26%	9.240	359	86.92	580
Texas	41	4,829,087.49	1.01%	9.108	329	82.80	603
Vermont	24	3,350,512.00	0.70%	9.403	336	81.42	632
Virginia	154	19,231,759.27	4.04%	8.649	325	69.24	621
Washington	45	8,075,392.00	1.69%	8.139	334	73.80	625
Wisconsin	69	7,508,433.28	1.58%	9.264	308	80.43	608
Wyoming	5	413,860.00	0.09%	7.603	203	61.65	703
Total	3,096	476,541,302.80	100.00%	8.756	336	73.82	616

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	932	123,520,931.06	25.92%	9.468	329	74.63	605
Prepay Penalty: 12 months	591	143,661,287.54	30.15%	8.145	349	72.76	617
Prepay Penalty: 18 months	1	251,011.00	0.05%	9.640	359	68.77	604
Prepay Penalty: 24 months	27	3,767,996.00	0.79%	9.733	357	81.33	603
Prepay Penalty: 30 months	33	5,922,221.00	1.24%	9.657	340	83.05	600
Prepay Penalty: 36 months	1,512	199,417,856.20	41.85%	8.708	330	73.67	622
Total	3,096	476,541,302.80	100.00%	8.756	336	73.82	616

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	117	14,743,100.47	3.09%	10.080	352	64.91	485
500-524	220	29,339,568.05	6.16%	10.195	347	69.09	512
525-549	267	36,939,972.39	7.75%	9.615	343	68.64	536
550-574	373	57,610,724.82	12.09%	9.313	344	72.13	561
575-599	391	59,962,941.12	12.58%	9.064	339	74.98	587
600-624	456	70,335,698.44	14.76%	8.770	340	77.22	612
625-649	402	66,804,462.91	14.02%	8.432	339	76.80	636
650-674	300	49,927,886.26	10.48%	8.074	326	74.83	661
675-699	223	38,168,463.51	8.01%	7.936	328	77.83	687
700+	334	51,395,804.83	10.79%	7.599	310	71.02	748
None	13	1,312,680.00	0.28%	9.727	342	66.82	0
Total	3,096	476,541,302.80	100.00%	8.756	336	73.82	616

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	2,777	454,605,620.70	95.40%	8.664	337	73.58	615
Second Lien	319	21,935,682.10	4.60%	10.662	298	78.78	635
Total	3,096	476,541,302.80	100.00%	8.756	336	73.82	616

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Adam Smith	(203) 618-2271
Michael McKeever	(203) 618-2237
Sean Curran	(203) 618-2426

Trading
Ron Weibye	(203) 625-6160
Bob Pucel	(203) 625-6160